                                                                    EXHIBIT 99.1

NEWS RELEASE                                [LOGO OF BELL ATLANTIC APPEARS HERE]



FOR IMMEDIATE RELEASE                       Contact:
April 23, 1998                              David Frail
                                            212-395-7726
                                            david.frail@BellAtlantic.com


               Bell Atlantic Starts 1998 With Solid First Quarter

           Adjusted Net Income Rises 10.7% On Strong Business Volumes,
              Global Wireless Group Registers 33% Subscriber Growth

NEW YORK -- Bell Atlantic (NYSE:BEL) today announced adjusted first quarter earnings per share of $1.32, 10.0 percent higher than first quarter 1997 EPS of $1.20. All EPS figures are on a diluted basis. Adjusted net income rose 10.7 percent to $1.0 billion from $941.8 million in the first quarter of 1997.

         First quarter 1998 adjusted EPS excludes $.19 per share for charges related to merger integration and an enhanced pension offer. Reported EPS for the quarter was $1.13 compared to $.89 in first quarter 1997. Reported net income was $890.9 million compared to $698.2 million in first quarter 1997.

         Total proportionate revenues, which include Bell Atlantic's share of its unconsolidated wireless and international wireline businesses, increased 6.0 percent. Telecom Group revenues increased 2.4 percent, Global Wireless revenues increased 21.1 percent and International Telecom revenues increased 57.2 percent.

          "We delivered strong operating results across all three key units of our business in a period of change and transition to a less regulated and faster-growing communications marketplace," said Bell Atlantic Chairman and CEO Raymond W. Smith.

Bell Atlantic News Release, page 2


         "Our Telecom Group results reflected the impacts of approximately $150 million in mandated price reductions during the quarter and $35-$40 million in costs related to this winter's severe ice storms, as well as competitive effects and the startup costs of creating platforms and capabilities for new services, particularly in long distance and data markets.

         "The performance of our Global Wireless unit was exemplary. Our domestic cellular and PCS businesses demonstrated how to thrive in fully competitive markets - with discipline and value to customers - and our international wireless investments broke the one million-customer mark and continued their growth in revenues and profitability. Global Wireless has come into its own as a source of sustainable growth for the corporation.

         "Our International Telecom group continues to strengthen its portfolio, with key contributions in the quarter from Telecom Corporation of New Zealand and Cable & Wireless Communications. By merging NYNEX CableComms, a primarily consumer-oriented operation, into CWC, we have taken a significant ownership position in a full-service provider with expanded reach and growth prospects in an attractive market.

         "At Bell Atlantic," Smith said, "we are forging the kind of corporation required to grow and succeed in the new communications industry: a market leader with diversified sources of earnings growth, strong and steady across-the-board operating performance, and the readiness to move into new opportunities."

         Ivan Seidenberg, Bell Atlantic vice chairman, president and COO, said, "We will continue this transformation through the rest of this year as we drive up our top-line growth, mine our merger synergies, develop new platforms and capabilities, and continue to break through on policy issues.

         "Our increased scale and scope has already produced significant capital savings - more than $150 million on an annual basis -- in contracts for data networking equipment. To capture revenue synergies, we used best practices to design and execute what is turning out to be a very successful sales campaign for value-added services, and we should begin to see the top-line benefits starting next quarter. We also are on track to


                                   --more--

Bell Atlantic News Release, page 3

transform our cost structure and meet our 1998 target of $450 million in expense savings.

         "Our recently announced Data Solutions Group will enable us to organize our data assets and capabilities and become a compelling choice for fully integrated local, national and global solutions for business customers.

         "And as for long distance, we have broken the regulatory logjam. The recent endorsement by the chairman of the New York State Public Service Commission should go a long way toward persuading the FCC that our application to offer long distance in New York should be approved.

         "Not only will approval begin to open up the $20 billion market in our region, it will be a catalyst for growth across the board - we finally will be allowed to offer one-stop shopping for toll and long distance like our competitors, which will strengthen our ability to retain customers and win new ones. Long distance also will give us the ability to better serve high-end customers, become a full-service data provider, and serve the high percentage of international traffic to and from our region.

         "I'm confident that we'll stay on course and meet both our financial and our strategic targets, and come through 1998 ready to turn our "first-mile" local assets -- the best in the business, in the world's best marketplace -- into national and global opportunities."

                    Domestic Telecommunications Highlights

         Telecom Group revenues grew 2.4 percent compared to first quarter 1997, as continued strong business volumes helped offset the effects of mandated rate reductions.

         Strong demand growth was reflected in the following:

     . Domestic access lines in service grew 4.3 percent over first quarter 1997, to approximately 40.4 million. As of this quarter, and for prior periods, Bell Atlantic includes Primary Rate ISDN (Integrated Services Digital Network) channels in its access line totals to recognize the growing transition from lines to bandwidth.

     . Bell Atlantic ended the quarter with more than 450,000 basic-rate ISDN lines in service, up 29.7 percent from first quarter 1997, and more than 550,000 Primary Rate ISDN channels in service, more than double the first quarter 1997 total.

     .   Access minutes of use grew 8.5 percent.

Bell Atlantic News Release, page 4


In the residential market:

     . Revenues from value-added call management services such as Caller ID, Call Waiting and Home Voice Mail rose 14.1 percent over the same period last year. The number of Caller ID subscribers rose to 5.5 million, with revenues increasing 43.0 percent.

In business markets:

     . The number of Centrex lines increased 8.8 percent year-over-year to 4.6 million.

     . The number of "DS0" circuits in service (digital, high-bandwidth and packet-switched services as measured in 64-kilobit voice-grade equivalents) increased more than 43 percent over first quarter 1997.

     .   Revenues from high-bandwidth switched and special access services rose
         28.1 percent over first quarter 1997 levels and approached $500 million.

     . The Data Solutions Group's network integration line of business, known as BANI, had an exceptionally strong first quarter, growing revenues 47 percent.

In wholesale markets:

     . Bell Atlantic ended the quarter providing approximately 300,000 resold access lines and nearly 50,000 unbundled loops to other carriers. The majority of wholesale sales took place in New York, where Bell Atlantic-New York received the endorsement of the chairman of the Public Service Commission of conditions for the PSC's endorsement of the company's entry into long distance.

         Adjusted network operating expenses for the quarter totaled $5.0 billion, 2.6 percent higher than in 1997. Expenses included costs incurred to restore network facilities and service after January's severe ice storms in the Northeast, as well as costs for compliance with the Telecommunications Act 'checklist,' including local number portability, and investments in growth opportunities.

                           Global Wireless Highlights

         Global Wireless ended the quarter with a total of 6.7 million proportionate customers, an increase of nearly 1.7 million, or 33 percent, over the first quarter of 1997. Proportionate international subscribers passed the million-customer milestone in the


                                   --more--

Bell Atlantic News Release, page 5


quarter, with the number increasing by 638,000, or 167 percent, over first quarter 1997. Net international customer additions in the quarter of 211,000 were triple the number in the prior-year period.

         Total proportionate revenues grew to $977 million, 21.1 percent higher than first quarter 1997, with international ventures and PrimeCo Personal Communications, Bell Atlantic's domestic PCS partnership, contributing more than 50 percent of that growth. Proportionate operating income for the portfolio continued to improve, increasing 68 percent compared to first quarter 1997.

         In domestic markets, Bell Atlantic Mobile's focus on profitable growth in the face of intensifying competition paid off in subscriber growth of more than 18 percent and revenue growth of nearly 12 percent. BAM's aggressive redefinition of digital pricing in March, which quickly began to shift customers from analog to digital networks, helped fuel this growth. At the same time, BAM improved its cash flow margin by five percentage points over the same period last year, to 42 percent, resulting in a 19 percent increase in operating income.

         PrimeCo Personal Communications added more than 121,000 customers, 56 percent more additions than in first quarter 1997, and passed the half-million mark during the quarter.

Domestic highlights include:

     . BAM ended the quarter with 5.5 million customers, with net customer additions of 127,000 in highly competitive markets. Churn improved slightly on a larger customer base, to 1.83 percent from 1.84 percent in first quarter 1997.

     . BAM added 96,000 digital customers in the quarter, more than half of whom signed up after the new digital pricing was introduced on March 1. BAM now has more than 250,000 digital subscribers, or 4.7 percent of its total.

     . BAM expanded margin and improved profitability by decreasing cash expense per subscriber nearly 15 percent, to $24.60, while revenue per subscriber decreased 6.6 percent, to $48.40. BAM total revenue grew more than $80 million from the year-ago period.

Bell Atlantic News Release, page 6


     . Proportionate PrimeCo revenues for the quarter grew to $49 million, more than quadruple the revenues of first quarter 1997, with average monthly revenue per subscriber of $60.

     . PrimeCo's network now covers over 36 million POPs and 28 cities, with penetration now 1.4 percent of covered POPs.

     International highlights include:

     . Omnitel Pronto Italia, Bell Atlantic's Italian wireless consortium, continued its rapid subscriber growth, exceeding the 3 million customer mark in March. Bell Atlantic announced in April that it will increase its stake in Omnitel from 17.4 to 19.7 percent.

     . Grupo Iusacell in Mexico increased subscribers more than 90 percent over the year-ago period. During the first quarter, Iusacell also began deployment of the first next-generation digital CDMA service in Latin America.

     . EuroTel Bratislava, Bell Atlantic's wireless investment in the Slovak Republic, had a record quarter for additions, increasing its subscriber base more than 64 percent over first quarter 1997 to nearly 150,000.

     . EuroTel Praha in the Czech Republic also had a robust quarter, with net additions of more than 37,000, bringing the number of customers to 392,000, 91 percent more than in first quarter 1997.

     . STET Hellas in Greece continued its rapid growth, increasing subscribers 85 percent from the same period a year ago.


                   International Telecommunications Highlights

         Bell Atlantic's International Telecommunications portfolio of overseas wireline investments ended the period with more than 900,000 access lines in service on a proportionate basis, and showed proportionate revenue growth of
57.2 percent. International Telecom made a substantial contribution to equity income growth in the quarter.

         Bell Atlantic benefited from the restructuring of its U.K. investment with the formation in April 1997 of Cable & Wireless Communications (CWC) from Mercury Communications and three cable television companies, including NYNEX CableComms.


                                   --more--

Bell Atlantic News Release, page 7


Bell Atlantic owns 18.5 percent of CWC. Since April 1997, CWC has made significant progress toward integrating operations and driving strong revenue and subscriber growth in all lines of business, and has seen its London stock price hit an all-time high. CWC will announce results on May 11 for its fiscal year ending March 31, 1998.

         Telecom Corporation of New Zealand (TCNZ) enjoyed solid growth in volumes and earnings for the nine months ended Dec. 31, 1997. During the first quarter, Bell Atlantic completed the sale of $2.4 billion in medium-term notes exchangeable for TCNZ shares. Bell Atlantic used the proceeds to pay down short-term debt while retaining its 24.95 percent ownership of TCNZ. TCNZ will announce results on May 19 (EST) for its fiscal year ending March 31, 1998.

         Bell Atlantic - formed through the merger of Bell Atlantic and NYNEX - is at the forefront of the new communications and information industry. With more than 41 million telephone access lines and 6.7 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 22 countries.

         Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available at Bell Atlantic's News Center on the World Wide Web (http://www.ba.com). To receive news releases by e-mail, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.

         NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.

                                      ###

Bell Atlantic Corporation                                                      8

---------------------------------------
Consolidated Statements of Income
---------------------------------------

                                                   (Dollars in Millions, Except Per Share Amounts)


                                                           3 Mos. Ended          3 Mos. Ended
Unaudited                                                       3/31/98               3/31/97         % Change
--------------------------------------------------------------------------------------------------------------
Operating Revenues
 Local services                                             $   3,331.6            $   3,110.3             7.1
 Network access services                                        1,906.5                1,858.8             2.6
 Long distance services                                           501.9                  570.0           (11.9)
 Ancillary services                                               469.7                  455.7             3.1
 Directory and information services                               557.7                  530.9             5.0
 Wireless services                                                856.4                  774.1            10.6
 Other services                                                    27.3                  116.7           (76.6)
                                                          ......................................
Total Operating Revenues                                        7,651.1                7,416.5             3.2
                                                          ......................................

Operating Expenses
 Employee costs                                                 2,304.4                2,470.1            (6.7)
 Depreciation and amortization                                  1,410.5                1,371.3             2.9
 Taxes other than income                                          371.9                  395.0            (5.8)
 Other operating expenses                                       1,852.3                1,721.6             7.6
                                                          ......................................
Total Operating Expenses                                        5,939.1                5,958.0             (.3)
                                                          ......................................

Operating Income                                                1,712.0                1,458.5            17.4
Income (loss) from unconsolidated businesses                       22.8                  (34.7)            --
Other income and (expense), net                                    13.8                    9.6            43.8
Interest expense                                                  310.0                  329.5            (5.9)
Provision for income taxes                                        529.0                  405.7            30.4
                                                          ......................................
Income from Continuing Operations                                 909.6                  698.2            30.3

Extraordinary item
 Early extinguishment of debt, net of tax                         (16.2)                   --              --
                                                          ......................................
Net income                                                        893.4                  698.2            28.0
Redemption of investee preferred stock                             (2.5)                   --              --
                                                          ......................................
Net Income Available to
 Common Shareowners                                         $     890.9            $     698.2            27.6
                                                          ======================================

Basic Earnings per Share                                    $      1.15            $       .90            27.8
Weighted average number of common
 shares outstanding (in millions)                                 776.5                  775.8

Diluted Earnings per Share                                  $      1.13            $       .89            27.0
Weighted average of common
 shares-assuming dilution (in millions)                           789.3                  782.6



Note:
Basic earnings per share are based on the weighted-average number of shares outstanding during the year.

Diluted earnings per share include the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilutive common shares.

For purposes of computing earnings per share amounts, net income available to common shareowners has been reduced by the amount of the premium paid on the redemption of preferred stock by an equity investee.

Bell Atlantic Corporation                                                      9

-----------------------------
Proportionate Revenues
-----------------------------

                                                                          (Dollars in Millions)
                                                       --------------
                                                         3 Mos. Ended   3 Mos. Ended
Unaudited                                                     3/31/98        3/31/97   % Change
-----------------------------------------------------------------------------------------------
Revenues
  Telecom                                                     6,791.1        6,632.7        2.4
  Global Wireless (1)                                           976.7          806.7       21.1
  International Telecom (1)                                     350.6          223.0       57.2
                                                       .............................
Total                                                         8,118.4        7,662.4        6.0
                                                       .............................

Footnote:
(1) Represents Bell Atlantic's proportionate share of ownership interests in its global wireless (consolidated and unconsolidated) and international telecom investments.
     Telecom sector is fully detailed on p.8, global wireless is detailed on p.9.


================================================================================


-------------------------------------------------------
Earnings Reconciliation
-------------------------------------------------------

                                                                   (Dollars in Millions, Except Per Share Amounts)

                                                          ---------------------------
                                                             3 Mos. Ended 3/31/98            3 Mos. Ended 3/31/97
Unaudited                                                  Net Income     Diluted EPS       Net Income    Diluted EPS
---------------------------------------------------------------------------------------------------------------------
Net Income Available to Common Shareowners                $     890.9     $      1.13       $    698.2    $       .89
Adjustments:
  Merger related transition costs                                 5.2             .01              -               -
  Special pension enhancement                                   146.8             .18            243.6            .31

                                                          ...........................................................
Adjusted Earnings                                         $   1,042.9     $      1.32       $    941.8     $     1.20
                                                          ===========================================================

Adjusted Growth                                                  10.7%           10.0%

Bell Atlantic Corporation                                                     10

------------------------------------------------------------------
Consolidated Adjusted Statements of Income - First Quarter
------------------------------------------------------------------
                                 (Dollars in Millions, Except Per Share Amounts)


                                              3 Mos. Ended 3/31/98                    3 Mos. Ended 3/31/97
Unaudited                                       Reported   Adjustments   Adjusted     Reported  Adjustments   Adjusted    % Change
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
 Local services                               $ 3,331.6                $ 3,331.6   $ 3,110.3   $  83.0 (4) $ 3,193.3         4.3
 Network access services                        1,906.5                  1,906.5     1,858.8                 1,858.8         2.6
 Long distance services                           501.9                    501.9       570.0                   570.0       (11.9)
 Ancillary services                               469.7                    469.7       455.7                   455.7         3.1
 Directory and information services               557.7                    557.7       530.9                   530.9         5.0
 Wireless services                                856.4                    856.4       774.1     (18.7)(5)     755.4        13.4
 Other services                                    27.3                     27.3       116.7                   116.7       (76.6)
                                             ..........................................................................
Total Operating Revenues                        7,651.1                  7,651.1     7,416.5      64.3       7,480.8         2.3
                                             ..........................................................................
Operating Expenses
 Employee costs                                 2,304.4    (243.1)(1)    2,061.3     2,470.1    (386.8)(6)   2,083.3        (1.1)
 Depreciation and amortization                  1,410.5                  1,410.5     1,371.3                 1,371.3         2.9
 Taxes other than income                          371.9                    371.9       395.0                   395.0        (5.8)
 Other operating expenses                       1,852.3      (5.6)(2)    1,846.7     1,721.6      77.3(7)    1,798.9         2.7
                                             ..........................................................................
Total Operating Expenses                        5,939.1    (248.7)       5,690.4     5,958.0    (309.5)      5,648.5          .7
                                             ..........................................................................

Operating Income                                1,712.0     248.7        1,960.7     1,458.5     373.8       1,832.3         7.0
Income (loss) from unconsolidated businesses       22.8                     22.8       (34.7)                  (34.7)        -
Other income and (expense), net                    13.8                     13.8         9.6                     9.6        43.8
Interest expense                                  310.0                    310.0       329.5     (13.0)(8)     316.5        (2.1)
Provision for income taxes                        529.0      96.7 (3)      625.7       405.7     143.2 (9)     548.9        14.0
                                             ..........................................................................
Income from Continuing Operations                 909.6     152.0        1,061.6       698.2     243.6         941.8        12.7
Extraordinary item
 Early extinguishment of debt, net of tax         (16.2)                   (16.2)        -         -             -           -
                                             ..........................................................................
Net Income                                        893.4     152.0        1,045.4       698.2     243.6         941.8        11.0
Redemption of investee preferred stock             (2.5)                    (2.5)        -                       -           -
                                             ..........................................................................
Net Income Available to
 Common Shareowners                           $   890.9   $ 152.0      $ 1,042.9   $   698.2   $ 243.6     $   941.8        10.7
                                             ==========================================================================

Diluted Earnings per Share                    $     1.13  $   .19      $    1.32   $     .89   $   .31     $    1.20        10.0
                                             --------------------------------------------------------------------------
Weighted average number of common
 shares-assuming dilution (in millions)           789.3                    789.3       782.6                   782.6

Footnotes:
1998
(1) Adjustment for special pension enhancement ($240.3) and transition costs ($2.8)
(2)  Adjustment for transition costs
(3)  Tax effects of items (1) and (2) above

1997
(4)  Restated for reclass adjustment ($83.0)
(5)  Adjustment related to an accounting reclass for BAM promotions ($18.7)
(6)  Adjustment for special pension enhancement ($386.8)
(7) Restated for reclass adjustment ($96.0) and accounting reclass for BAM promotions ($18.7)
(8)  Restated for reclass adjustment ($13.0)
(9)  Tax effects of items (4) - (8) above

Bell Atlantic Corporation                                                     11

-------------------------------------------------
Selected Financial and Operating Statistics
-------------------------------------------------

                                         (Dollars in Millions, Except Per Share Amounts)

                                                          -----------------
                                                             3 Mos. Ended        3 Mos. Ended
Unaudited                                                         3/31/98             3/31/97
----------------------------------------------------------------------------------------------
Debt ratio-end of period                                            61.2%               59.4%

Return on average common equity-adjusted basis                      31.9%               28.5%

Return on average assets-adjusted basis                              7.7%                7.0%

Book value per common share                                  $      16.54         $     16.75

Cash dividends declared per common share                     $        .77         $       .74

Common shares outstanding (in millions)
  End of period                                                     776.2               775.9

Capital expenditures
  Telecom                                                    $      1,488         $     1,102
  Domestic cellular                                                   103                 240
  Other                                                                68                 106
                                                            ..................................
  Total                                                      $      1,659         $     1,448

Employees
  Telecom                                                         131,577             128,796
  Other                                                             9,824              12,577
                                                            ..................................
  Total                                                           141,401             141,373

Bell Atlantic Corporation                                                     12

------------------------------------------------------------------
Telecom Sector - Adjusted Financial Results
------------------------------------------------------------------

                                                                           (Dollars in Millions)

                                                     ----------------
                                                       3 Mos. Ended    3 Mos. Ended
Unaudited                                                   3/31/98         3/31/97     % Change
-------------------------------------------------------------------------------------------------
Operating Revenues
  Local services                                       $    3,345.6    $    3,207.5          4.3
  Network access services                                   1,906.5         1,859.0          2.6
  Long distance services                                      501.9           570.3        (12.0)
  Ancillary services                                          479.4           464.8          3.1
  Directory and information services                          557.7           531.1          5.0
                                                      ..............................
Total Operating Revenues                               $    6,791.1    $    6,632.7          2.4
                                                      ..............................

Operating Expenses
  Employee costs                                            1,914.1         1,926.3          (.6)
  Depreciation and amortization                             1,270.4         1,230.0          3.3
  Taxes other than income                                     348.9           373.0         (6.5)
  Other operating expenses                                  1,446.8         1,324.7          9.2
                                                      ..............................
Total Operating Expenses                               $    4,980.2    $    4,854.0          2.6
                                                      ..............................

Operating Income                                       $    1,810.9    $    1,778.7          1.8
Operating Income Margin                                       26.7%           26.8%

Operating Cash Flow                                    $    3,081.3    $    3,008.7          2.4
Operating Cash Flow Margin                                    45.4%           45.4%

-------------------------------------------------------------------------------------------------

Operating Statistics
Access lines in service (in millions)
  Residence                                                  25,606          24,757          3.4
  Business                                                   14,298          13,488          6.0
  Public                                                        520             521          (.2)
                                                      ..............................
Total                                                        40,424          38,766          4.3
                                                      ..............................

ISDN (BRI lines) (000)                                          459             354         29.7

High Capacity and Digital Data Svcs (000) (1)
  Total DSO Equivalents                                      16,205          11,315         43.2
  PRI DSO Equivalents                                           578             272        112.5

Access minutes of use (in millions)                          41,609          38,333          8.5

Employees per 10,000 access lines (2)                          30.1            30.9         (2.6)

Footnote:
(1) Includes all DSO and above circuits (Digital DSO, DS1, DS3, PRI, Frame Relay, OCnC) and does not include Bell Atlantic Official Company Service or Network Facilities. DSO equivalents defined as a factor of 64kbs transmission rate.
(2)  Calculated based on employees of telephone operations only

Bell Atlantic Corporation                                                     13

---------------------------------------------------------------------
Global Wireless Sector - Quarterly Proportionate Results
---------------------------------------------------------------------

                                                                      (Dollars in Millions)
                                              ----------------
                                                  3 Mos. Ended    3 Mos. Ended
Unaudited                                              3/31/98         3/31/97     % Change
-------------------------------------------------------------------------------------------
Combined Global Wireless
Selected Financial Results
Revenues                                        $        976.7    $      806.7         21.1
Operating income                                $        120.5    $       71.7         68.1
Operating cash flow                         (1) $        292.3    $      194.6         50.2

Selected Operating Data
Subscribers (000)                                        6,741           5,071         32.9
Subscriber net adds in period (000)                        394             326         20.9
POPs (000)                                             175,774         174,617           .7
-------------------------------------------------------------------------------------------
Bell Atlantic Mobile                        (2)
Selected Financial Results
Revenues                                        $        785.6    $      703.8         11.6
Less: Incollect revenues                                  62.1            47.3         31.3
Less: Equipment revenues                                  35.2            30.5         15.4
                                                ..............................
Service revenues                                $        688.3    $      626.0         10.0
                                                ..............................
Operating income                                $        167.5    $      140.7         19.0
Operating cash flow                             $        289.0    $      234.4         23.3
Operating cash flow margin                  (3)             42%             37%
Capital expenditures, excluding acquisitions             103.5           239.9        (56.9)

Selected Operating Data
Subscribers (000)                                        5,483           4,634         18.3
Penetration                                 (4)            9.6%            8.2%
Subscriber net adds in period (000)                        127             224        (43.3)
Controlled POPs (000)                       (5)         56,987          56,830           .3
Owned POPs (000)                            (6)         55,101          55,021           .1

Churn rate                                                1.83%   $       1.84%
Total revenue per subscriber                    $        48.40    $      51.81         (6.6)
Service revenue per subscriber                  $        42.41    $      46.08         (8.0)
Cash expense per subscriber                     $        24.60    $      28.83        (14.7)
Acquisition cost per add                    (7) $          230    $        210          9.5
-------------------------------------------------------------------------------------------
PrimeCo Personal Communications             (8)
Selected Financial Data
Revenues                                        $         48.5    $       11.8          -
Operating income                                $        (64.9)   $      (58.6)       (10.8)
Operating cash flow                             $        (36.6)   $      (42.7)        14.3

Selected Operating Data
Subscribers (000)                                          237              54          -
Subscriber net adds in period (000)                         56              36         55.6
POPs (000)                                              28,487          28,487          -
-------------------------------------------------------------------------------------------
International Wireless Operations           (9)
Selected Financial Data
Revenues                                        $        142.6    $       91.1         56.5
Operating income                                $         17.9    $      (10.4)         -
Operating cash flow                             $         39.9    $        2.9          -

Selected Operating Data
Subscribers (000)                                        1,021             383          -
Subscriber net adds in period (000)                        211              66          -
POPs (000)                                              90,300          89,300          1.1

Footnotes:
(1) Operating cash flow equals operating income plus depreciation and amortization
(2) Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(3) Operating cash flow margin is calculated by dividing operating cash flow by service revenues
(4)  Penetration is calculated by dividing subscribers by controlled POPs
(5) Controlled POPs represent the total number of POPs for which Bell Atlantic Mobile has operating control
(6) Owned POPs represent Bell Atlantic Mobile percentage ownership in all licensed markets
(7)  Acquisition cost per add includes commissions and loss on handsets
(8) Proportionate results representing 46.7% of total PrimeCo Personal Communications
(9) Represents Bell Atlantic's proportionate share of International wireless investments including consolidated, equity method, and cost basis investments